Exhibit 23.1

DAVID A. ARONSON, CPA, P.A.
1000 NE 176th Street
North Miami Beach, FL 33162

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our 2012 audit report dated February 22, 2013, in this Registration Statement on Form S-8 of Frozen Food Gift Group, Inc (d/b/a Sendascoop.com), for the registration of the 2014 Equity Compensation Plan.  We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

David A. Aronson, CPA, P.A.
North Miami Beach, FL
March 14, 2014